Exhibit 1

Underwriting Agreement

May 5, 2008

TransCanada Corporation
450 – 1st Street S.W.
Calgary, Alberta  T2P 5H1

Attention:	Harold N. Kvisle, President and Chief Executive Officer
Gregory A. Lohnes, Executive Vice-President and Chief Financial Officer

BMO Nesbitt Burns Inc., RBC Dominion Securities Inc. and TD Securities Inc., as co-lead underwriters (the “Co-Lead Underwriters”), and Scotia Capital Inc., CIBC World Markets Inc., National Bank Financial Inc., HSBC Securities (Canada) Inc., UBS Securities Canada Inc., Canaccord Capital Corporation and FirstEnergy Capital Corp. (together with the Co-Lead Underwriters, the “Underwriters”) understand that TransCanada Corporation (the “Corporation”) proposes to issue and sell 30,200,000 Common Shares (as hereinafter defined) (the “Firm Securities”).  Subject to the terms and conditions set forth below, the Underwriters hereby severally, but not jointly, agree to purchase from the Corporation, in the respective percentages provided for in Article 14 hereof, and by its acceptance hereof the Corporation agrees to sell to the Underwriters, at the Closing Time (as hereinafter defined), all but not less than all, of the Firm Securities at a price of $36.50 per Firm Security, being an aggregate purchase price of $1,102,300,000.00.

Upon and subject to the terms and conditions contained herein, the Corporation hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase up to an additional 4,530,000 Common Shares (the “Option Securities”) to cover over-allotments, if any, in the sale of the Firm Securities.  The Over-Allotment Option may be exercised in whole or in part at any time prior to 5:00 p.m., Calgary time, on the 30th day after the Closing Date (as hereinafter defined) by written notice from the Co-Lead Underwriters on the Underwriters’ behalf to the Corporation, setting forth the aggregate number of Option Securities to be purchased.  If the Over-Allotment Option is exercised, the Option Securities shall be purchased by the Underwriters, severally and not jointly, in the same proportion as their respective obligations to purchase the Firm Securities as set forth in Article 14 hereof.  Option Securities may be purchased by the Underwriters only for the purpose of satisfying over-allotments made in connection with the sale of the Firm Securities.

We understand that the Corporation has filed a Base Prospectus (as hereinafter defined) relating to the qualification for distribution of the Securities (as hereinafter defined) in each of the Provinces and Territories (as hereinafter defined), and a Registration Statement (as hereinafter defined) relating to the offer and sale of the Securities in the United States, and is prepared:

(i)                                    to authorize and issue the Purchased Securities (as hereinafter defined); and

(ii)                                 to prepare and file, without delay, (i) a prospectus supplement and all necessary related documents in order to qualify the distribution of the Purchased Securities in each of the Provinces and Territories and (ii) a prospectus supplement in relation to the Purchased Securities with the SEC (as hereinafter defined).

In consideration of the Underwriters’ agreement to purchase the Purchased Securities and to offer them to the public, which agreement will result from the acceptance of this offer by the Corporation, and in consideration of the services rendered and to be rendered by the Underwriters in connection herewith, the Corporation agrees to pay to the Underwriters at the Closing Time a fee (the “Underwriting Fee”) equal to 3.50% of the aggregate purchase price for the Purchased Securities, being an aggregate fee with respect to the Firm Securities of $38,580,500.00.

The services provided by the Underwriters in connection herewith will not be subject to the goods and services tax provided for in the Excise Tax Act (Canada) and taxable supplies provided will be incidental to the exempt financial services provided.

The aggregate purchase price for the Purchased Securities shall be paid by the Underwriters to the Corporation, the Underwriters shall invoice the Corporation for the Underwriting Fee payable at the Closing Time and the Corporation shall pay such Underwriting Fee to the Underwriters from the Corporation’s general funds.

The agreement resulting from the acceptance of this letter by the Corporation (herein referred to as “this Agreement”) shall be subject to the following terms and conditions:

Article 1
Definitions

1.1                                 In this Agreement:

“Base Prospectus” means the English and French language versions (unless the context indicates otherwise) of the (final) short form base shelf prospectus of the Corporation dated January 31, 2007 filed with the Securities Commissions in connection with the qualification for distribution of the Securities in each of the Provinces and Territories and, unless the context otherwise requires, includes all documents incorporated therein by reference;

“Closing Date” means May 13, 2008 or such other date as the Co-Lead Underwriters and the Corporation may agree upon in writing, but in any event not later than May 27, 2008;

“Closing Time” means 6:30 a.m. (Calgary time) on the Closing Date (or, if the context so requires, on the Option Closing Date) or such other time on the Closing Date (or, if the context so requires, on the Option Closing Date) as the Co-Lead Underwriters and the Corporation may agree upon;

“Common Shares” means the common shares in the capital of the Corporation;

“Disclosure Package” means (i) the U.S. Base Prospectus, as amended and supplemented prior to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Annex D hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package;

“distribution” has the meaning attributed thereto under applicable Securities Laws;

“Effective Date” means each date and time that any part of the Registration Statement or any post-effective amendment or amendments thereto became or becomes effective;

“Environmental Laws” shall mean any Canadian, United States and other applicable foreign, federal, provincial, state, local or municipal laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants;

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

“final MRRS Decision Document” has the meaning specified in section 2.1(a);

“Financial Information” means the audited comparative consolidated financial statements of the Corporation as at December 31, 2007 and 2006 and for each of the years in the three year period ended December 31, 2007 including the auditors’ report and notes in respect thereof, the audited related supplemental note entitled “Reconciliation to United States GAAP” as at December 31, 2007 and 2006 and for each of the years in the three year period ended December 31, 2007, the unaudited interim comparative consolidated financial statements of the Corporation as at March 31, 2008 and December 31, 2007 and for the three months ended March 31, 2008 and 2007 and including the notes in respect thereof, and the unaudited related supplemental note entitled “Reconciliation to United States GAAP” as at March 31, 2008 and December 31, 2007 and for the three month period ended March 31, 2008 and 2007;

“Form F-10” means Form F-10 under the U.S. Securities Act;

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 of the U.S. Securities Act;

“Initial Sale Time” has the meaning specified in section 3.3(c);

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 of the U.S. Securities Act;

“material change”, “material fact” and “misrepresentation” have the meanings attributed thereto under applicable Securities Laws;

“Mutual Reliance Review Procedures” means the mutual reliance review system procedures previously provided for under National Policy 43-201 of the Canadian Securities Administrators;

“NI 44-101” means National Instrument 44-101, Short Form Prospectus Distributions adopted by the Securities Commissions in respect of short form prospectus distributions;

“NI 44-102” means National Instrument 44-102, Shelf Distributions adopted by the Securities Commissions in respect of shelf distributions;

“Option Closing Date” has the meaning specified in section 8.2;

“Prospectus Amendment” means the English and French language versions (unless the context otherwise indicates) of any amendment to the Base Prospectus, other than merely by incorporation by reference of Subsequent Disclosure Documents;

“Prospectus Supplement” means the English and French language versions of the prospectus supplement of the Corporation to be filed with the Securities Commissions, which, together with the Base Prospectus, will qualify the distribution of the Purchased Securities in each of the Provinces and Territories;

“Provinces and Territories” means all of the provinces and territories of Canada;

“Public Record” means all information filed by or on behalf of the Corporation with the Securities Commissions, including without limitation, the Base Prospectus, all documents incorporated by reference in the Base Prospectus and any other information filed with the Securities Commissions in compliance or intended compliance with any Securities Laws;

“Purchased Securities” means the Firm Securities and the Option Securities;

“Ravenswood Acquisition” means the proposed acquisition of KeySpan-Ravenswood, LLC and KeySpan Ravenswood Services Corp. pursuant to the Ravenswood Agreement;

“Ravenswood Agreement” means the Membership Interest And Stock Purchase Agreement dated as of March 31, 2008 between KeySpan Corporation, TC Facility, and for purposes of certain sections of such agreement only, KeySpan Energy Corporation;

“Registration Statement” means, collectively, the various parts of the registration statement of the Corporation filed on Form F-10 (File No. 333-140150), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective and including any post effective amendment thereto, and including any prospectus supplement relating to the Common Shares that is filed with the SEC and deemed part of such registration statement;

“SEC” means the United States Securities and Exchange Commission;

“Securities” means Common Shares, first preferred shares, second preferred shares and subscription receipts, in the capital of the Corporation, evidencing the right to acquire Common Shares, first preferred shares or second preferred shares, as the case may be;

“Securities Commissions” means the securities commissions or similar securities regulatory authorities in the Provinces and Territories;

“Securities Laws” means the securities acts or similar statutes of the Provinces and Territories and all regulations, rules, policy statements, notices and blanket orders or rulings thereunder;

“Selling Firms” has the meaning specified in section 5.1(a);

“Shelf Procedures” means the rules and procedures established pursuant to NI 44-102;

“Subsequent Disclosure Documents” means any financial statements, management’s discussion and analysis, information circulars, annual information forms, material change reports (other than confidential material change reports), business acquisition reports or other documents issued by the Corporation after the Execution Time which are, or are deemed to be, incorporated by reference into the Base Prospectus or any Prospectus Amendment;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

“TC Facility” means TransCanada Facility USA, Inc., an indirect wholly-owned subsidiary of the Corporation;

“U.S. Base Prospectus” means the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the SEC on or prior to the Execution Time (including the documents incorporated by reference therein);

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Final Prospectus” means the U.S. Base Prospectus as amended or supplemented (including the documents incorporated by reference therein) prior to the Execution Time, until such time after the Execution Time as the prospectus supplement with respect to the Purchased Securities is filed with the SEC pursuant to General Instruction II.L., at which time “U.S. Final Prospectus” with respect to the Common Shares shall mean the U.S. Base Prospectus including such supplement (including the documents incorporated by reference therein); and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the U.S. Base Prospectus or the U.S. Final Prospectus shall be deemed to refer to and include the filing of any document under the Securities Laws or the U.S. Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, the U.S. Base Prospectus or the U.S. Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

Article 2
Filing of Prospectus

2.1                                 The Corporation represents and warrants to and for the benefit of the Underwriters that:

(a)                                 it has elected to rely upon the Shelf Procedures, has prepared and filed the Base Prospectus (in English and French) and all such other documents as are required under applicable Securities Laws (in English and, as required, in French), utilizing the Mutual Reliance Review Procedures and has obtained a final MRRS Decision Document dated February 1, 2007 in respect of the Base Prospectus evidencing that final receipts of the Securities Commissions in each of the Provinces and Territories have been issued (the “final MRRS Decision Document”);

(b)                                the Corporation meets the general eligibility requirements for use of Form F-10 and has filed the Registration Statement and an amendment thereto in respect of the Securities and an appointment of agent for service of process on Form F-X (the “Form F-X”) in conjunction with the filing of the Registration Statement with the SEC; the Registration Statement and any post-effective amendment thereto, in each case including the U.S. Base Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC), each in the form heretofore delivered or to be delivered to the Co-Lead Underwriters, including exhibits to the Registration Statement and any documents incorporated by reference in the U.S. Base Prospectus contained therein, for delivery by them to each of the other Underwriters, became effective under the U.S. Securities Act in such form; and no other document with respect to the Registration Statement or documents incorporated by reference therein has heretofore been filed or transmitted for filing with the SEC and no other document incorporated by reference in the U.S. Base Prospectus contained therein has heretofore been filed with the Securities Commissions, except for any documents filed with the SEC or the Securities Commissions subsequent to the date of such effectiveness in the form heretofore delivered to the Co-Lead Underwriters for delivery by them to each of the other Underwriters; and

(c)                                 no stop order suspending the effectiveness of the Registration Statement has been issued and, to the Corporation’s knowledge, no proceeding for that purpose has been initiated or threatened by the SEC.

The Corporation shall prepare and file as soon as reasonably possible and, in any event, not later than 4:00 p.m. (Calgary time) on May 6, 2008 (or such later date and time as may be agreed to in writing by the Co-Lead Underwriters), the Prospectus Supplement and all such other documents as are required under applicable Securities Laws (in English and in French, as appropriate) with the Securities Commissions and otherwise fulfill all legal requirements to enable the Purchased Securities to be offered and sold to the public in each of the Provinces and Territories through the Underwriters or any other investment dealer or broker registered in the applicable Provinces and Territories.  Concurrent therewith, the Corporation shall file the Prospectus Supplement (with such additions thereto and deletions therefrom as are permitted or required by the applicable rules and regulations of the SEC) with the SEC pursuant to General Instruction II.L. of Form F-10 and otherwise fulfill all legal requirements to enable the Purchased Securities to be offered and sold to the public in the United States.

2.2                                 The Corporation agrees to allow the Underwriters, prior to the filing of the Prospectus Supplement, to participate fully in the preparation of the Prospectus Supplement and such other documents as may be required under the Securities Laws to qualify the distribution of the Purchased Securities in the Provinces and Territories and in the United States and to allow the Underwriters to conduct all due diligence (including in respect of the Ravenswood Acquisition) which the Underwriters may reasonably require in order to:

(a)                                 confirm the Public Record is accurate and current in all material respects;

(b)                                fulfill the Underwriters’ obligations as underwriters; and

(c)                                 enable the Underwriters to responsibly execute the certificate in the Prospectus Supplement  required to be executed by the Underwriters.

2.3                                 After the filing of the Prospectus Supplement and until the conclusion of the distribution of the Purchased Securities, the Corporation shall take or cause to be taken all steps as may be from time to time necessary to maintain the qualification of, or if the qualification shall cease for any reason to requalify, the distribution of the Purchased Securities in each of the Provinces and Territories and the United States; provided, however, that with respect to state securities law qualifications in the United States, the Corporation shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.

Article 3
Delivery of the Prospectus Supplement and Related Documents

3.1                                 The Corporation shall deliver or cause to be delivered to the Underwriters and the Underwriters’ counsel the documents set out below at the respective times indicated:

(a)                                 copies of the Base Prospectus, in the English and French languages, as filed with the Securities Commissions in the Provinces and Territories and copies of all documents or information incorporated by reference therein which have not previously been delivered to the Underwriters;

(b)                                copies of the Registration Statement, including the U.S. Base Prospectus, and each amendment thereto, as filed with the SEC and copies of all exhibits and documents filed therewith which have not previously been delivered to the Underwriters;

(c)                                 prior to or contemporaneously, as nearly as practicable, with the filing with the Securities Commissions of the Prospectus Supplement:

(i)                                    copies of the Prospectus Supplement in the English and French languages, signed as required by the Securities Laws;

(ii)                                 copies of the prospectus supplement filed with the SEC; and

(iii)                             copies of any documents incorporated by reference therein which have not previously been delivered to the Underwriters;

(d)                                as soon as they are available, copies of the English and French language versions, as applicable, of any Prospectus Amendment required to be filed under any of the Securities Laws, signed as required by the Securities Laws and any amendment to the Registration Statement;

(e)                                 as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Base Prospectus, the U.S. Base Prospectus, the U.S. Final Prospectus, the Registration Statement, the Prospectus Supplement, any Prospectus Amendment or any amendment to any of them which have not been previously delivered to be Underwriters;

(f)                                   at the time of delivery of the French language version of the Prospectus Supplement to the Underwriters pursuant to this section 3.1:

(i)                                    an opinion or opinions of counsel in Québec addressed to the Underwriters and dated the date of the Prospectus Supplement to the effect that the French version of the Base Prospectus and the Prospectus Supplement and of any documents incorporated therein by reference (except for any financial statements or financial information which is the subject of the opinion of the auditors referred to below, as to which no opinion need be expressed by Québec counsel) is in all material respects a complete and proper translation of the English version thereof; and

(ii)                                 an opinion of the Corporation’s auditors addressed to the Underwriters and dated the date of the Prospectus Supplement to the effect that the French version of the financial statements and financial information set forth in or incorporated by reference into the Base Prospectus or Prospectus Supplement, as applicable, is in all material respects a complete and proper translation of the English version thereof; and

(g)                                at the time of filing with the Securities Commissions of the Base Prospectus, the Prospectus Supplement or any Prospectus Amendment, as the case may be, a comfort letter from the Corporation’s auditors addressed to the Underwriters and dated the date of the Execution Time, the Base Prospectus, the Prospectus Supplement or the Prospectus Amendment, as the case may be, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information and statistical and accounting data relating to the Corporation contained in such document, the Registration Statement, the Disclosure Package and the U.S. Final Prospectus or incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than two business days prior to the date of such letter.  Such letter shall also state that such auditors are independent public accountants within the meaning of the U.S. Securities Act and the rules and regulations thereunder, and that in their opinion the audited financial statements of the Corporation included or incorporated by reference in the Registration Statement and the U.S. Final Prospectus comply as to form in all material respects with the published accounting requirements of the U.S. Securities Act and the related regulations and with the applicable accounting requirements of the U.S. Securities Act and the U.S. Exchange Act and the related published rules and regulations adopted by the SEC and have been reconciled to U.S. generally accepted accounting principles in accordance with the U.S. Securities Act and rules and regulations thereunder, including the requirements of Form F-10, applied on a consistent basis throughout the periods involved.

3.2                                 The delivery to the Underwriters of the filed Prospectus Supplement shall constitute a representation and warranty to the Underwriters by the Corporation that:

(a)                                 the information and statements contained in the Base Prospectus and the Prospectus Supplement, as the case may be, and of any documents incorporated therein by reference (except any information and statements relating solely to the Underwriters which has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein) constitutes full, true and plain disclosure of all material facts relating to the Corporation and the Purchased Securities; and

(b)                                the Base Prospectus or the Prospectus Supplement, as the case may be, does not contain a misrepresentation within the meaning of Securities Laws.

Such delivery shall also constitute the consent of the Corporation to the use of the Base Prospectus and the Prospectus Supplement by the Underwriters in connection with the distribution of the Purchased Securities in the Provinces and Territories and the United States.

3.3                                 The Corporation hereby represents, warrants and covenants to the Underwriters as follows:

(a)                                 the documents incorporated by reference in the Base Prospectus, when they were filed with the Securities Commissions and incorporated by reference into the Base Prospectus, conformed in all material respects to the requirements of Securities Laws; the documents included or incorporated by reference in the Registration Statement and the U.S. Final Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to any applicable requirements of the U.S. Exchange Act and the rules and regulations of the SEC thereunder; and any further documents so filed and incorporated by reference in the Base Prospectus and the U.S. Final Prospectus or any amendment or supplement thereto, when such documents are filed with the Securities Commissions or the SEC, as applicable, will conform in all material respects to the requirements of Securities Laws, or the U.S. Exchange Act and the rules thereunder, as applicable;

(b)                                on the Effective Date, the Registration Statement did, and on the date it was first filed and at the Closing Time, the U.S. Final Prospectus did and will conform in all material respects with the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act; on the date first filed, the Base Prospectus did and, when supplemented by the Prospectus Supplement, will, and at the Closing Time the Base Prospectus and the Prospectus Supplement will, conform in all material respects with the applicable requirements of Securities Laws and the rules and regulations of the Securities Commissions under Securities Laws; the Registration Statement, as of the Effective Date, and the Base Prospectus as of its filing date, and in each case at the Execution Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Base Prospectus as supplemented by the Prospectus Supplement and the U.S. Final Prospectus will not, as of the filing date of the Prospectus Supplement and the U.S. Final Prospectus, respectively, and as of the Closing Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the U.S. Final Prospectus;

(c)                                 as of 3:15 pm (Eastern time) on the date of this Agreement (the “Initial Sale Time”) and as of the Closing Time, the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein;

(d)                                at the earliest time after the filing of the Registration Statement that the Corporation or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the U.S. Securities Act) of the Purchased Securities, the Corporation was not and is not an Ineligible Issuer (as defined in Rule 405 of the U.S. Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 of the U.S. Securities Act that it is not necessary that the Corporation be considered an Ineligible Issuer; provided that the Co-Lead

Underwriters have notified the Corporation of the earliest time that an offering participant made a bona fide offer of the Purchased Securities; and

(e)           each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Corporation will notify promptly the Co-Lead Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for use therein.

Article 4
Commercial Copies of Prospectus Supplement

4.1           The Corporation shall deliver to the Underwriters, as soon as practicable and in any event no later than noon (local time) on the business day following the date of the filing of the Prospectus Supplement with the Securities Commissions, at offices designated by the Underwriters, such number of commercial copies of the Prospectus Supplement and the U.S. Final Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Corporation plans to authorize the printing of the commercial copies of the Prospectus Supplement and the U.S. Final Prospectus. The Corporation shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Prospectus Supplement and the U.S. Final Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time.

4.2           The Corporation shall from time to time deliver to the Underwriters, as soon as practicable at the offices in such cities designated by the Underwriters pursuant to paragraph 4.1, the number of copies of any documents incorporated, or containing information incorporated by reference in the Base Prospectus, Prospectus Supplement or the U.S. Final Prospectus and of any Subsequent Disclosure Documents or any Prospectus Amendment or amendment to the U.S. Base Prospectus or the U.S. Final Prospectus which the Underwriters may from time to time reasonably request.

Article 5
Distribution of Common Shares

5.1           Each of the Underwriters covenants and agrees with the Corporation:

(a)           to offer the Purchased Securities for sale to the public, directly and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, referred to herein as the “Selling Firms”), only in compliance with applicable Securities Laws and applicable U.S. federal securities laws, upon the terms and conditions set forth in the Prospectus Supplement or the U.S. Final Prospectus, as applicable, any Prospectus Amendment and this Agreement;

(b)           to use all reasonable efforts to complete and to cause the Selling Firms to complete the distribution of the Purchased Securities as soon as possible after the Closing Time; and

(c)           to comply with applicable Securities Laws and applicable U.S. federal securities laws with respect to the use of “green sheets” and other marketing material.

5.2           For the purposes of this Article 5, the Underwriters shall be entitled to assume that the Purchased Securities are qualified for distribution in each of the Provinces and Territories and registered under U.S. federal securities laws unless the Underwriters receive notice to the contrary from the Corporation or any applicable securities regulatory authority.

5.3           No Underwriter will be liable to the Corporation under this Article 5 with respect to a default by another Selling Firm (that is not an affiliate of such Underwriter) under this section if the Underwriter first mentioned is not itself in violation.

5.4           The Co-Lead Underwriters will notify the Corporation when, in their opinion, the Underwriters have ceased distribution of the Purchased Securities and shall, as soon as practicable, provide the Corporation with a breakdown of the number of Purchased Securities distributed in each of the Provinces and Territories where such breakdown is required for the purpose of calculating fees payable to a Securities Commission.

Article 6
Material Changes

6.1           (a)           During the period from the date hereof until the completion of the distribution of the Purchased Securities and at any time when a prospectus relating to the Purchased Securities is required to be delivered under the U.S. Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the U.S. Securities Act), the Corporation shall promptly notify the Underwriters, in writing, with full particulars of:

(i)            any change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), earnings, capital or ownership or condition (financial or otherwise) of the Corporation or any of its subsidiaries; or

(ii)           any change in any matter covered by a statement in respect of the Corporation, contained in the Base Prospectus, the Registration Statement, the U.S. Base Prospectus, the Prospectus Supplement, the U.S. Final Prospectus, any Subsequent Disclosure Documents or any Prospectus Amendment or amendment or supplement to any of them or any other part of the documents incorporated by reference therein; or

(iii)          any material change in the terms of the Ravenswood Acquisition or the termination of the Ravenswood Agreement; or

(iv)          any other event or circumstance in respect of the Corporation or its subsidiaries;

of which it is aware and which:

(v)           is, or may be, of such a nature as to render the Prospectus Supplement, the Base Prospectus, any Prospectus Amendment or any other part of the documents incorporated by reference therein misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation or which would result in any of such documents not complying with any of the Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Common Shares, or

(vi)          results in it being necessary to amend the Registration Statement or to amend or supplement the U.S. Base Prospectus or U.S. Final Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the U.S. Base Prospectus or U.S. Final Prospectus, in light of the circumstances under which such statements are made, not misleading, or makes it necessary to amend or supplement the Registration Statement, the U.S. Base Prospectus or the U.S. Final Prospectus to comply with the requirements of the U.S. Securities Act and the published rules and regulations thereunder.

(b)           The Corporation shall in good faith discuss with the Co-Lead Underwriters on behalf of the Underwriters, any change, event or circumstance (actual or proposed within the knowledge of the Corporation) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this section and, in any event, prior to making any filing referred to in section 6.2 below.

6.2           The Corporation shall promptly comply to the reasonable satisfaction of the Underwriters and their counsel with any applicable filing and other requirements under the Securities Laws or the U.S. Securities Act or the rules thereunder arising as a result of any change, event or circumstance referred to in section 6.1 above and shall prepare and file under all applicable Securities Laws and under the U.S. Securities Act and the rules thereunder, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws and under the U.S. Securities Act and the rules thereunder, any Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the U.S. Base Prospectus, the Registration Statement or the U.S. Final Prospectus as may be required under applicable Securities Laws or the U.S. Securities Act or the rules thereunder; provided that the Corporation shall allow the Underwriters and their counsel to participate fully in the preparation of any such Subsequent Disclosure Document or Prospectus Amendment or amendment or supplement to the U.S. Base Prospectus, the Registration Statement or the U.S. Final Prospectus and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters to responsibly execute the certificate required to be executed by them in any Prospectus Amendment and the Underwriters shall have approved the form of any Prospectus Amendment or amendment or supplement to the U.S. Base Prospectus, the Registration Statement or the U.S. Final Prospectus, such approval not to be unreasonably withheld and to be provided in a timely manner. The Corporation shall further promptly deliver to the Underwriters and the Underwriters’ counsel a copy of each Prospectus Amendment or amendment or supplement to the U.S. Base Prospectus, the Registration Statement or the U.S. Final Prospectus signed as required by applicable Securities Laws and each Subsequent Disclosure Document in the English and French languages, such number of commercial copies of each Prospectus Amendment or amendment or supplement to the U.S. Base Prospectus, the Registration Statement or the U.S. Final Prospectus as the Underwriters may reasonably request, in the same manner as set forth in section 4.1 hereof, as well as opinions and letters with respect to each such Prospectus Amendment or amendment or supplement to the U.S. Base Prospectus, the Registration Statement or the U.S. Final Prospectus substantially similar to those referred to in sections 3.1(f) and (g) above.

6.3           The delivery to the Underwriters of each Prospectus Amendment and Subsequent Disclosure Document shall constitute a representation and warranty to the Underwriters by the Corporation, with respect to the Base Prospectus and the Prospectus Supplement, as amended, modified or superseded by such Prospectus Amendment or Subsequent Disclosure Document and by each Prospectus Amendment and Subsequent Disclosure Document previously delivered to the Underwriters as aforesaid, to the same effect as set forth in paragraphs (a) and (b) of section 3.2 above. Such delivery shall also constitute the consent of the Corporation to the use of the Base Prospectus and the Prospectus Supplement, as amended, by the Underwriters in connection with the distribution of the Purchased Securities in the Provinces and Territories and to the use of the U.S. Base Prospectus and the U.S. Final Prospectus, as amended, by the Underwriters in connection with the offer and sale of the Purchased Securities in the United States.

6.4           During the period commencing on the date hereof and ending on the completion of the distribution of the Purchased Securities, the Corporation will promptly inform the Underwriters of the full particulars of:

(a)           any request of any Securities Commission or the SEC for any amendment to the Prospectus Supplement, the Base Prospectus, any Prospectus Amendment, the

Registration Statement, the U.S. Base Prospectus, the U.S. Final Prospectus or any amendment or supplement thereto or any part of the Public Record or for any additional information;

(b)           the issuance by any Securities Commission, the SEC, or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation or of the institution or threat of institution of any proceedings for that purpose; or

(c)           the receipt by the Corporation of any communication from any Securities Commission, the SEC, the Toronto Stock Exchange, the New York Stock Exchange or any other competent authority relating to the Prospectus Supplement, the Base Prospectus, any Prospectus Amendment, the Registration Statement, the U.S. Base Prospectus, the U.S. Final Prospectus or any amendment or supplement thereto, any other part of the Public Record or the distribution of the Purchased Securities.

Article 7
Representations, Warranties and Covenants

7.1           The Corporation represents, warrants and covenants to and with the Underwriters and acknowledges that the Underwriters are relying thereon in connection with the purchase of the Purchased Securities, that:

(a)           the Corporation has been duly incorporated and is validly existing under the laws of Canada and has all corporate power, capacity and authority to carry on its business as now carried on and presently proposed to be conducted as is or will be described in the Prospectus Supplement, the Base Prospectus, the Disclosure Package and the U.S. Final Prospectus and to own and lease its properties and assets as will be described in the Prospectus Supplement, the Base Prospectus, the Disclosure Package and the U.S. Final Prospectus in each jurisdiction in which it carries on or proposes to carry on its business or owns, leases, or operates or proposes to own, lease or operate its properties and assets;

(b)           each of the Corporation’s subsidiaries has been duly incorporated or otherwise formed and organized and is validly existing under the laws of its jurisdiction of incorporation or formation and has all corporate, partnership or limited liability company power, capacity and authority to carry on its business as now carried on and presently proposed to be conducted as is or will be described in the Prospectus Supplement, the Base Prospectus, the Disclosure Package and the U.S. Final Prospectus;

(c)           each of the Corporation and the Corporation’s subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations in each jurisdiction in which it carries on a material portion of its business and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates any material portion of its properties or carries on any material portion of its business to enable its business and assets to be owned, leased and operated, except to the extent that the failure to so comply or to be so licensed, registered or qualified would not have a material adverse effect on the Corporation (taken as a whole), and all such licenses, registrations or qualifications which are material are valid and existing in good standing;

(d)           none of the Corporation or its subsidiaries is in violation of its constating documents or its by-laws, in any material respect; and none of the Corporation or its subsidiaries is in default in the performance or observation of any obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, loan agreement, note or other instrument to which it is a party or by which it may be bound or to which any of its properties or assets is subject which would have a material adverse affect on the Corporation and its subsidiaries (taken as a whole);

(e)           TC Facility has duly authorized, executed and delivered the Ravenswood Agreement and the Ravenswood Agreement constitutes a legal, valid and binding obligation of TC Facility enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). TC Facility is an indirect wholly-owned subsidiary of the Corporation and the Corporation is not aware of any reason why the Ravenswood Acquisition will not be completed as contemplated by the Ravenswood Agreement, subject to the conditions to closing set forth in the Ravenswood Agreement;

(f)            the Corporation has duly authorized, executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms, subject to the exceptions as to enforceability as are contained in the opinion of Stikeman Elliott LLP referred to in section 9.1(e) hereof;

(g)           except as shall have been made or obtained on or before the Closing Date, no consent, approval, authorization, registration or qualification of any court, governmental agency or body, regulatory authority or contractual party is required for the distribution of the Purchased Securities or the consummation of the transactions contemplated herein;

(h)           the Corporation has the necessary corporate power and authority to execute and deliver the Base Prospectus and the Prospectus Supplement and the Registration Statement, the U.S. Base Prospectus, the U.S. Final Prospectus and, if applicable, will have the necessary corporate power and authority to execute and deliver any Prospectus Amendment and any amendment to the Registration Statement prior to the filing thereof, and all necessary corporate action has been taken by the

Corporation to authorize the execution and delivery by it of the Base Prospectus, the Prospectus Supplement, the Registration Statement, the U.S. Base Prospectus and the U.S. Final Prospectus and the filing thereof, as the case may be, in each of the Provinces and Territories under the Securities Laws or with the SEC under the U.S. Securities Act, as applicable;

(i)            except as has been or will be disclosed in or contemplated by the Base Prospectus, the Prospectus Supplement, any Prospectus Amendment, the Disclosure Package and the U.S. Final Prospectus, subsequent to December 31, 2007, there has not been any material adverse change, actual or to the knowledge of the Corporation, pending, in the capital, assets, liabilities (absolute, accrued, contingent or otherwise), earnings, business, operations or condition (financial or otherwise) or results of the operations of the Corporation and its subsidiaries (taken as a whole);

(j)            the Financial Information presents fairly in all material respects the financial condition, results of operations and cash flows of the Corporation as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Laws and the U.S. Securities Act and have been prepared in conformity with Canadian generally accepted accounting principles and have been reconciled to U.S. generally accepted accounting principles in accordance with Item 18 of Form 20-F under the U.S. Exchange Act, in each case applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any selected financial data set forth in the Base Prospectus, the Prospectus Supplement, the Disclosure Package, the U.S. Final Prospectus or the Registration Statement fairly present, on the basis stated therein, the information included therein;

(k)           except as will be disclosed in the Prospectus Supplement, the Base Prospectus, any Prospectus Amendment, the Disclosure Package and the U.S. Final Prospectus, there is no action, suit or proceeding (whether or not purportedly by or on behalf of, the Corporation or the Corporation’s subsidiaries) pending or, to the knowledge of the Corporation, threatened against or affecting the Corporation or any of its subsidiaries at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency having jurisdiction over the Corporation or any of its subsidiaries, domestic or foreign, which in any way materially adversely affects or could reasonably be expected to materially adversely affect the business, operations or condition of the Corporation (financial or otherwise);

(l)            the Corporation is not in default or breach of, and the execution, delivery, performance and compliance of or with the terms of this Agreement and the distribution of the Purchased Securities by the Corporation will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under, (i) any material term or provision of the articles, by-laws or resolutions of the directors (or any committee thereof) or the shareholders of the Corporation, or its subsidiaries, as applicable; (ii) in any material respect, any material mortgage, note, indenture, contract, agreement, instrument, lease or other document of which any of the Corporation, or its subsidiaries, is a party or by which it is bound; or (iii) in any material respect, any judgment, decree, order, statute, rule or regulation applicable to the Corporation;

(m)          the Corporation is authorized to issue an unlimited number of Common Shares of which, as at May 5, 2008, 543,230,139 Common Shares are issued and outstanding, all of which Common Shares are issued as fully paid and non-assessable and an unlimited number of First Preferred Shares, none of which are issued and outstanding as at the date hereof, and an unlimited number of Second Preferred Shares, none of which are issued and outstanding as at the date hereof;

(n)           when issued, all of the Purchased Securities will have been duly and validly created, allotted and issued as fully paid and non-assessable;

(o)           except as provided for herein and under the Corporation’s stock option plan, dividend reinvestment and share purchase plan, shareholder rights plan and share unit plan for non-employee directors (1998), no person now has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement (including convertible securities or warrants) for the purchase, subscription or issuance of Common Shares;

(p)           no Securities Commission or similar regulatory authority or the Toronto Stock Exchange or the New York Stock Exchange or the SEC has issued any order which is currently outstanding preventing or suspending trading in any securities of the Corporation, no such proceeding is, to the knowledge of the Corporation, pending, contemplated or threatened and the Corporation is not in material default of any requirement of Securities Laws or of the U.S. Exchange Act, the U.S. Securities Act or the regulations thereunder;

(q)           the issued and outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange and the New York Stock Exchange and the Purchased Securities will be conditionally approved for listing and posting for trading on the Toronto Stock Exchange and the New York Stock Exchange by no later than the Closing Date;

(r)            the Corporation is a reporting issuer or the equivalent thereof in each of the Provinces and Territories where such concept exists;

(s)           the Corporation is qualified in accordance with the provisions of NI 44-101 and NI 44-102 to file a short form base shelf prospectus in each of the Provinces and Territories and the entering into of this Agreement will not cause the final MRRS Decision Document to no longer be effective;

(t)            the Corporation is not and, after giving effect to the offering and sale of the Firm Securities and, if applicable, the Option Securities and the application of the proceeds as described in the Base Prospectus, the Prospectus Supplement, the Disclosure Package and the U.S. Final Prospectus under the heading “Use of Proceeds,” will not be an “investment company” as defined in the United States Investment Corporation Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder;

(u)           KPMG LLP, who have certified certain financial statements of the Corporation and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included or incorporated by reference in the Base Prospectus, the Prospectus Supplement, the Disclosure Package and the U.S. Final Prospectus, are independent chartered accountants with respect to the Corporation within the meaning of Securities Laws and independent public accountants within the meaning of the U.S. Securities Act and the applicable published rules and regulations thereunder;

(v)           the Corporation has not taken, directly or indirectly, and will not take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Securities Laws, or the U.S. Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Purchased Securities;

(w)          there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package, the Base Prospectus, the Prospectus Supplement or the U.S. Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus Supplement, the Disclosure Package or the U.S. Final Prospectus under the headings “Certain Income Tax Considerations”, “Description of the Securities Being Distributed” and “Details of the Offering” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(x)           except as set forth in or contemplated in the Base Prospectus, the Prospectus Supplement, the Disclosure Package and the U.S. Final Prospectus, the Corporation and its subsidiaries are (i) in substantial compliance with Environmental Laws, (ii) have received and are in substantial compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the Corporation and its subsidiaries (taken as a whole), whether or not arising from transactions in the ordinary course of business. Except as set forth in the Base Prospectus, the Prospectus Supplement, the Disclosure Package and the U.S. Final Prospectus, neither the Corporation nor any of its subsidiaries has been named as a “potentially responsible party” under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or under any similar Canadian legislation;

(y)           the Corporation will promptly file all reports required to be filed by it with the Securities Commissions under applicable Securities Laws, and with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the U.S. Securities Act) in connection with the offering or sale of the Purchased Securities, and during such same period will advise the Co-Lead Underwriters, promptly after it receives notice thereof, of the issuance by the Securities Commissions or the SEC of any stop order or of any order preventing or suspending the use of any prospectus relating to the Purchased Securities, of the suspension of the qualification of such Purchased Securities for offering or sale in any of the Provinces and Territories and the United States, of the initiation or threat, to the knowledge of the Corporation, of any proceeding for any such purpose, or of any request by the Securities Commissions or the SEC for the amending or supplementing of the Registration Statement, the Base Prospectus, the Prospectus Supplement or the U.S. Final Prospectus or for additional information relating to the Purchased Securities; and the Corporation will use its commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Purchased Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Purchased Securities or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as soon as possible;

(z)           as soon as practicable, the Corporation will make generally available to its security holders an earnings statement or statements of the Corporation and its subsidiaries which will satisfy the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder; and

(aa)         the Corporation will arrange, if necessary, for the qualification of the Purchased Securities for sale under the laws of the Provinces and Territories and the United States and any state therein and will maintain such qualifications in effect so long as required for the distribution of the Purchased Securities; provided that in no event shall the Corporation be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Purchased Securities, in any jurisdiction where it is not now so subject.

7.2                                 The Corporation covenants and agrees with and in favour of the Underwriters that the proceeds received by the Corporation from the Underwriters from the sale of the Purchased Securities will be used for the purposes to be described in the Prospectus Supplement, the Disclosure Package and the U.S. Final Prospectus.

7.3                                 Except as contemplated by this Agreement, during the period commencing on the date hereof and ending on the date which is 90 days from the closing of the distribution of the Common Shares contemplated hereunder (the “Lock-Up Period”), the Corporation will not, without the prior written consent of the Co-Lead Underwriters, after consultation with the Underwriters, which consent shall not be unreasonably withheld, directly or indirectly, offer, sell or issue for sale or resale, as the case may be, or publicly announce the issue or sale or intended issue or sale of, any Common Shares or financial instruments or securities convertible or exchangeable into Common Shares or publicly announce its intention to do so or file a registration statement with the SEC in respect thereof, except (a) pursuant to the Corporation’s stock option plan; dividend reinvestment and share purchase plan; (b) that the Corporation may file a short form base shelf prospectus in each of the Provinces and Territories pursuant to NI 44-102 and a corresponding shelf registration statement on Form F-10 with the SEC in respect thereof but shall not conduct any offerings thereunder of Common Shares or financial instruments or securities convertible or exchangeable into Common Shares without the prior written consent of the Co-Lead Underwriters, after consultation with the Underwriters, which consent shall not be unreasonably withheld; and (c) the Corporation’s shareholder rights plan and share unit plan for non-employee directors (1998); provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Corporation releases earnings results or publicly announced material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Corporation publicly announced that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Co-Lead Underwriters waive, in writing, such extension; the Corporation will provide the Co-Lead Underwriters with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

7.4                                 Unless the Corporation and the Co-Lead Underwriters otherwise agree in writing, neither the Corporation nor any Underwriter has made and none of them will make any offer relating to the Purchased Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the U.S. Securities Act); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Annex D hereto.  Any such free writing prospectus consented to by the Co-Lead Underwriters or the Corporation is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Corporation agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the U.S. Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

Article 8
Closing

8.1                                 The closing shall take place at the Closing Time at the offices of Stikeman Elliott LLP in Calgary, Alberta or at such other time and place as may be agreed upon in writing by the Corporation and the Co-Lead Underwriters.

8.2                                 The closing of the purchase and sale of any Option Securities shall be completed at the Closing Time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, nor less than three nor more than five business days after the giving of the notice hereinafter referred to (provided that if the Option Closing Date is the same as the Closing Date, such notice may be given not less than two business days prior to the Option Closing Date), as shall be specified in a written notice from the Co-Lead Underwriters, on behalf of the Underwriters, to the Corporation of the Underwriters’ determination to purchase that number of Option Securities specified in such notice.  The closing of the purchase and sale of any Option Securities shall be completed at the offices of Stikeman Elliott LLP in Calgary, Alberta or at such other time and place as may be agreed upon in writing by the Corporation and the Co-Lead Underwriters.  If the Over-Allotment Option is exercised, all of the provisions of this Agreement relating to the purchase by the Underwriters of the Firm Securities shall apply mutatis mutandis in relation to the purchase by the Underwriters of any Option Securities at the Closing Time on the Option Closing Date.

8.3                                 At the Closing Time, the Corporation shall deliver to the Canadian Depository for Securities Limited (“CDS”), on behalf of the Underwriters, a certificate or certificates representing the Purchased Securities registered in the name of “CDS & Co.” or in such other name or names as the Co-Lead Underwriters may notify the Corporation not less than one business day before the Closing Date. The Co-Lead Underwriters, on behalf of the Underwriters, shall furnish to CDS not less than one business day before the Closing Date, a breakdown of the number of Purchased Securities to be allocated in the book-based system of CDS to the Underwriters and other brokers or dealers which are participants of CDS and act on behalf of beneficial owners, together with the financial institution numbers of each person to whom Purchased Securities are to be allocated in the book-based system. The delivery of the certificate or certificates to CDS shall be made against payment by the Underwriters to the Corporation of the aggregate purchase price for the Purchased Securities purchased by the Underwriters.

At the Closing Time, the Corporation shall pay the Underwriting Fee to the Underwriters.

Article 9
Conditions Precedent

9.1                                 The following are conditions precedent to the obligations of the Underwriters to close the transactions contemplated by this Agreement, which conditions the Corporation covenants to exercise all reasonable commercial efforts to have fulfilled at or prior to the Closing Time and which conditions may be waived in writing in whole or in part by the Underwriters at any time.  If any of the conditions are not met, each of the Underwriters may terminate its obligations under this Agreement without prejudice to any other remedies it may have.  At the Closing Time:

(a)                                 the Underwriters shall have received certificates of the Corporation, dated the Closing Date, signed on behalf of the Corporation by its President and Chief Executive Officer and Executive Vice-President and Chief Financial Officer or such other senior officers satisfactory to the Underwriters, certifying that:

(i)                                    the Corporation has complied with and satisfied all covenants, terms and conditions of this Agreement on their part to be complied with or satisfied at or prior to the Closing Time;

(ii)                                 the representations and warranties of the Corporation contained herein are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date other than the Closing Date;

(iii)                              no event of a nature referred to in section 10.1(a), (b), (c) or (d)(i) hereof has occurred since the date of this Agreement or to the knowledge of such officers is pending, contemplated or threatened (excluding in the case of section 10.1(b) hereof any requirement of an Underwriter to make a determination as to whether or not any event or change has, in the Underwriter’s opinion, had or would have the effect specified therein); and

(iv)                             there has been no adverse material change, financial or otherwise, as at the Closing Date, in the business, earnings, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation and its subsidiaries (taken as a whole) from that disclosed in the Prospectus Supplement or any Prospectus Amendment and in the Disclosure Package and the U.S. Final Prospectus,

and the Underwriters shall have no knowledge to the contrary;

(b)                                the Corporation shall have furnished to the Underwriters evidence that the Purchased Securities have been conditionally approved for listing and trading on the Toronto Stock Exchange and the New York Stock Exchange and that the Purchased Securities will be posted for trading on the Toronto Stock Exchange and the New York Stock Exchange on the Closing Date;

(c)                                 the Underwriters shall have received an appropriate legal opinion, dated the Closing Date, from Québec counsel as to compliance with the laws of Québec relating to the use of the French language, which opinion shall be in form and substance satisfactory to the Underwriters’ counsel, acting reasonably;

(d)                                the Underwriters shall have received a comfort letter of the Corporation’s auditors, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing the information contained in the comfort letter or letters of such auditors referred to in section 3.1(g) hereof forward to the Closing Time, which comfort letter shall be based on a review having a cut-off date not more than two business days prior to the Closing Date;

(e)                                 the Underwriters shall have received legal opinions, dated the Closing Date, from Mayer Brown LLP, U.S. counsel for the Corporation, to the effect set forth in Annex A hereto, from in-house counsel to the Corporation, to the effect set forth in Annex B hereto, from Stikeman Elliott LLP, Canadian counsel for the Corporation, to the effect set forth in Annex C hereto, from Shearman & Sterling LLP, U.S. counsel for the Underwriters, with respect to the issuance and sale of the Purchased Securities in the United States, the Registration Statement, the Disclosure Package, the U.S. Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and from Macleod Dixon LLP, Canadian counsel for the Underwriters, with respect to the issuance and sale of the Purchased Securities in Canada, the Base Prospectus and the Prospectus Supplement and other related matters as the Underwriters may reasonably require, it being understood that counsel for the Underwriters may rely on the opinions of counsel for the Corporation and that counsel for the Underwriters and counsel for the Corporation may rely upon the opinions of local counsel as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Corporation, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations;

(f)                                   the Underwriters shall have received written confirmation from the Corporation’s registrar and transfer agent of the number of Common Shares issued and outstanding as of the day immediately prior to the Closing Date; and

(g)                                prior to the Closing Time, the Corporation shall have furnished to the Co-Lead Underwriters such further information, certificates and documents as the Co-Lead Underwriters may reasonably request.

Article 10
Termination

10.1                           In addition to any other remedies which may be available to the Underwriters, the Underwriters (collectively, or any one of them individually) shall be entitled, at their option, to terminate and cancel their obligations under this Agreement, without any liability on their part, if prior to the Closing Time:

(a)                                 any order to cease or suspend trading in any securities of the Corporation or any of its subsidiaries, or prohibiting or restricting the distribution of the Purchased Securities is made, or any stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus relating to the Purchased Securities has been issued, or proceedings are announced or commenced or, to the Corporation’s knowledge, threatened for the making of any such order, by any Securities Commission, the SEC or similar regulatory authority, or by any other competent authority, unless such order has been rescinded, revoked or withdrawn or such proceedings have been discontinued or will not be proceeded with;

(b)                                any inquiry, investigation (whether formal or informal) or other proceeding in relation to the Corporation or any of its subsidiaries is announced or commenced or any order is issued by any Securities Commission or by any other competent authority, or there is any change of law or the interpretation or administration thereof by any such authority, if, in the opinion of the Underwriters (or any one of them) acting reasonably, the announcement, commencement or issuance thereof, or change, as the case may be, adversely affects the trading or distribution of the Purchased Securities;

(c)                                 the Corporation shall be in breach of, default under or non-compliance with any material representation, warranty, covenant, term or condition of this Agreement;

(d)                                (i) there shall occur any change as is contemplated in section 6.1 hereof (other than a change related solely to the Underwriters) or, (ii) as a result of investigations after the date hereof, the Underwriters (or any one of them) determine that there exists any fact or circumstance which existed prior to the date hereof and had not been disclosed prior to the date hereof, which in their sole opinion, acting reasonably, would be expected to have a material adverse effect on the market price or value of the Common Shares;

(e)                                 there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any law or regulation which, in the opinion of the Underwriters (or any one of them) acting reasonably: (i) materially adversely affects or involves, or will materially adversely affect or involve the financial markets in Canada or the United States or the business, operations or affairs of the Corporation and its subsidiaries (taken as a whole); or (ii) is expected to prevent, suspend or materially restrict the trading in the Purchased Securities as contemplated by the Base Prospectus, the Prospectus Supplement, the Disclosure Package and the U.S. Final Prospectus.

Any such termination shall be effected by an Underwriter or the Underwriters giving written notice to the Corporation at any time prior to the Closing Time.  In the event of a termination by the Underwriters pursuant to this section 10.1, there shall be no further liability on the part of the Underwriters or of the Corporation to the Underwriters except in respect of the payment of such of the expenses referred to in Article 13 hereof payable by the Corporation as shall previously have been incurred and any liability of the Corporation to the Underwriters which may have arisen or may thereafter arise under Article 12 hereof.

Article 11
Conditions

11.1                           All terms and conditions of this Agreement shall be construed as conditions and any breach or failure to comply in all material respects with any such terms or conditions which are for the benefit of the Underwriters shall entitle the Underwriters to terminate their obligation to purchase the Purchased Securities by notice in writing to that effect given to the Corporation at or prior to the Closing Time.  The Underwriters may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Underwriters any such waiver or extension must be in writing.

Article 12
Indemnification and Contribution

12.1                           The Corporation shall indemnify and hold harmless each of the Underwriters and the Underwriters’ directors, officers, shareholders, agents and employees and each person who controls any Underwriter within the meaning of section 15 of the U.S. Securities Act or section 20 of the U.S. Exchange Act (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Purchased Securities), costs, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such liability, claim, demand, or loss) in any way caused by or arising directly or indirectly from or in consequence of:

(a)                                 any information or statement (except any information or statement relating solely to the Underwriters or any of them) in the Base Prospectus, the Prospectus Supplement or any Prospectus Amendment or in any other document incorporated therein by reference being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any fact or information (except facts or information relating solely to the Underwriters or any of them that has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein) required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(b)                                any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any amendment thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the U.S. Base Prospectus, the U.S. Final Prospectus, any Prospectus Amendment, or any amendment or supplement thereto, or any omission or alleged omission of a material fact (except facts or information relating solely to the Underwriters or any of them that has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein) required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)                                 any order made or any inquiry, investigation or proceeding commenced or threatened by any securities, regulatory or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to the Underwriters or any of them that has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein) in the Public Record, preventing or restricting the trading in or the distribution of the Purchased Securities or any of them in any of the Provinces and Territories or in the United States; or

(d)                                the Corporation not complying with any requirement of applicable Securities Laws or U.S. securities laws in connection with the transactions contemplated herein.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Corporation and its directors, officers, employees and agents and each person who controls the Corporation within the meaning of Section 15 of the U.S. Securities Act and Section 20 of the U.S. Exchange Act, from and against any and all losses (other than loss of profits), claims, damages and liabilities (including, without limitation, the legal fess and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact relating solely to the Underwriters that has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein contained in the Prospectus Supplement or the U.S. Final Prospectus (including any amendment or supplement if the Corporation shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Corporation acknowledges that the statements set forth under the heading “Plan of Distribution” in the ninth paragraph thereof in the Prospectus Supplement and the U.S. Final Prospectus constitute the only information and statements relating solely to the Underwriters that has been provided in writing to the Corporation by or on behalf of any Underwriter through the Co-Lead Underwriters specifically for inclusion therein.

12.2                           In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in section 12.1 hereof is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, the Corporation shall contribute to the amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(a)                                 in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Underwriters on the other hand from the distribution of the Purchased Securities; or

(b)                                if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Corporation on the one hand and the Underwriters on the other hand in connection with the matters or things referred to in section 12.1 hereof which resulted in such liabilities, claims, demands, losses, costs, damages or expenses, as well as any other relevant equitable considerations;

provided that the Underwriters shall not in any event be liable to contribute, in the aggregate, any amount in excess of the Underwriting Fee or any portion thereof actually received.  The relative benefits received by the Corporation on the one hand and the Underwriters on the other shall be deemed to be in the same ratio as the total net proceeds from the distribution of the Purchased Securities received by the Corporation is to the Underwriting Fee received by the Underwriters.  The relative fault of the Corporation on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the matters or things referred to in section 12.1 hereof which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Corporation (including indirectly as aforesaid) or to information supplied by or steps or actions taken or done or not taken or done by or on behalf of the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in section 12.1 hereof.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this section 12.2 were determined by any method of allocation which does not take into account the equitable considerations referred to above in this section 12.2.  Notwithstanding the provisions of this section 12.2, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

12.3                           If any matter or thing contemplated by this Article 12 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Corporation and the Underwriters of the nature of such claim (provided that any failure to so notify the Corporation promptly shall relieve the Corporation of liability under this Article 12 only to the extent that such failure prejudices the Corporation’s ability to defend such claim), and the Corporation shall, subject as hereinafter provided, be entitled (but not required) to assume the defence of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim.  Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Corporation or any Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of the Indemnified Party.  An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Corporation fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time; or (ii) the employment of such counsel has been authorized in writing by the Corporation; or (iii) the named parties to any such suit or proceeding include the Indemnified Party as well as the Corporation and the Indemnified Party shall have received a written opinion from counsel acceptable to the Corporation (acting reasonably) that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Corporation (in which case, if such Indemnified Party notifies the Corporation in writing that it elects to employ separate counsel at the expense of the Corporation, the Corporation shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party), it being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm for all such Indemnified Parties (other than local counsel).  The Corporation shall not be liable for any settlement of any action or suit effected without its written consent.  It is the intention of the Corporation to constitute each of the Underwriters as trustees, for the Underwriters’ directors, officers, shareholders, agents and employees, and each person who controls any Underwriter of the covenants of the Corporation under sections 12.1 and 12.2 hereof with respect to the Underwriters’ directors, officers, shareholders, agents and employees, and each person who controls any Underwriter, and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

The Corporation agrees that in case any legal proceedings or investigation shall be brought against or initiated against the Corporation by any governmental commission, regulatory authority, exchange, court or other authority and an Indemnified Person or other representative of any of the Underwriters shall be required to testify or respond to procedures designed to discover information regarding, in connection with or relating to the performance of professional services rendered to the Corporation by one or more of the Underwriters, the Corporation agrees to pay the Underwriter the reasonable costs (including an amount to reimburse the Underwriter for the time spent by the personnel in connection therewith on a per diem basis and out-of-pocket expenses) in connection therewith.

12.4                           The rights provided in this Article 12 shall be in addition to and not in derogation of any other right which the Underwriters may have by statute or otherwise at law.

Article 13
Expenses

13.1                           If the transactions herein contemplated are completed, all expenses of or incidental to the issue and offering of the Purchased Securities shall be borne by the Corporation, including, without limitation, expenses payable in connection with the qualification of the Purchased Securities for distribution in the Provinces and Territories and in the United States; the preparation, printing, issuance and delivery of certificates for the Purchased Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Purchased Securities; if applicable, any registration or qualification of the Purchased Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees relating to such registration and qualification); any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); the travel, transportation and other expenses in connection with presentations to prospective purchasers of the Purchased Securities; all other costs and expenses of the Corporation and its representatives incident to the performance by the Corporation of its obligations hereunder; the fees and expenses of counsel and auditors for the Corporation; listing fees; and all costs incurred in connection with the preparation, translation, printing, filing and delivery of the Base Prospectus, the Prospectus Supplement, the Registration Statement, the U.S. Base Prospectus, the U.S. Final Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement to any of them, excepting Underwriters’ out-of-pocket expenses and the fees and expenses of counsel for the Underwriters.  The Underwriters’ reasonable out-of-pocket expenses and fees and expenses of counsel for the Underwriters shall be paid by the Underwriters except that the Underwriters will be reimbursed by the Corporation for all of the reasonable fees and expenses incurred by the Underwriters (including the reasonable fees and expenses of their counsel) if the sale of the Purchased Securities as contemplated herein is not completed other than by reason of default by any of the Underwriters.

Article 14
Several Obligations

14.1                           The Underwriters’ obligations to purchase the Purchased Securities at the Closing Time shall be several and not joint and the Underwriters’ respective obligations in this respect shall be in the following percentages of the aggregate principal amount of Purchased Securities to be purchased at that time:

BMO Nesbitt Burns Inc.	21.0%

RBC Dominion Securities Inc.	21.0%

TD Securities Inc.	21.0%

Scotia Capital Inc.	11.5%

CIBC World Markets Inc.	11.0%

National Bank Financial Inc.	6.5%

HSBC Securities (Canada) Inc.	4.0%

UBS Securities Canada Inc.	2.0%

Canaccord Capital Corporation	1.0%

FirstEnergy Capital Corp.	1.0%
100%

Subject to section 14.2, no Underwriter shall be obligated to take up and pay for any of the Purchased Securities to be purchased by it unless the other Underwriters simultaneously take up and pay for the percentage of Purchased Securities set out opposite their name above.

14.2                           If one or more of the Underwriters fails to purchase its or their applicable percentage of the Purchased Securities at the Closing Time, and if the aggregate number of Purchased Securities not purchased is:

(a)                                 less than or equal to 10% of the aggregate number of Purchased Securities agreed to be purchased by the Underwriters pursuant to this Agreement, then each of the other Underwriters shall be obligated to purchase severally the Purchased Securities not taken up, on a pro rata basis or as they may otherwise agree as between themselves; and

(b)                                greater than 10% of the aggregate number of Purchased Securities agreed to be purchased by the Underwriters pursuant to this Agreement, then the remaining Underwriters shall not be obligated to purchase such Purchased Securities, however, the remaining Underwriters shall have the right, exercisable at their option, to purchase on a pro rata basis (or on such other basis as may be agreed to by the remaining Underwriters) all, but not less than all, of the Purchased Securities which would otherwise have been purchased by the defaulting Underwriter or Underwriters;

and the remaining Underwriters shall also have the right, by notice in writing to the Corporation, to postpone the Closing Time for a period not exceeding two business days.

In the event that the right to purchase under section 14.2(b) above is not exercised, the Underwriter or Underwriters which are able and willing to purchase shall be relieved of all obligations to the Corporation on submission to the Corporation of reasonable evidence of its or their ability and willingness to fulfil its or their obligations hereunder at the Closing Time.

Nothing in this Article 14 shall obligate the Corporation to sell to any or all of the Underwriters less than all of the Purchased Securities or shall relieve any of the Underwriters in default hereunder from liability to the Corporation or to any non-defaulting Underwriter in respect of its default hereunder.  In the event of a termination by the Corporation of its obligations under this Agreement, there shall be no further liability on the part of the Corporation to the Underwriters except in respect of any liability which may have arisen or may thereafter arise under Article 12 or Article 13 hereof.

Article 15
Co-Lead Underwriters

15.1                           All steps which must or may be taken by the Underwriters in connection with this Agreement but with the exception of the steps contemplated by Articles 10, 12, and 14 hereof may be taken by the Co-Lead Underwriters on the Underwriters’ behalf, and this Agreement is the Corporation’s authority for dealing solely with, and accepting notification from, the Co-Lead Underwriters with respect to any such steps on their behalf.

Article 16
Notices

16.1                           Any notices or other communication to be given hereunder shall:

(a)                                 in the case of notice to the Corporation, be addressed to the attention of the President and Chief Executive Officer, with a copy to the attention of the Corporate Secretary, at the address on page 1 hereof (facsimile: (403) 920-2200); and

(b)                                in the case of notice to the Underwriters, be addressed as follows:

BMO Nesbitt Burns Inc.
2200, 333 – 7th Avenue SW
Calgary, AB T2P 2Z1

Attention:	Aaron M. Engen
Facsimile:	(403) 515-1535

RBC Dominion Securities Inc.
1100 Bankers Hall West
888 3rd Street SW
Calgary AB T2P 5C5

Attention:	Derek Neldner
Facsimile:	(403) 299-6926

TD Securities Inc.
800, 324 – 8th Avenue SW
Calgary, AB T2P 2Z2

Attention:	Alec Clark
Facsimile:	(403) 292-2776

Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee shall be given by facsimile, and shall be deemed to be given at the time faxed or delivered, if faxed or delivered to the recipient on a business day (in the city in which the addressee is located) and before 5:00 p.m. (local time in the city in which the addressee is located) on such business day, and otherwise shall be deemed to be given at 9:00 a.m. (local time in the city in which the addressee is located) on the next following business day (in the city in which the addressee is located).  Any party hereto may change its address for notice by notice to the other parties hereto given in the manner herein provided.

16.2                           (a)                                 By the execution and delivery of this Agreement, the Corporation (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed TransCanada Power Marketing Ltd. (or any successor) (together with any successor, the “Agent for Service”), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Purchased Securities, that may be instituted in any federal or state court in the State of New York, or brought under U.S. securities laws, and acknowledges that the Agent for Service has accepted such designation, and (ii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Corporation shall be deemed in every respect effective service of process upon the Corporation in any such suit or proceeding.  The Corporation further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Purchased Securities shall be outstanding.

(b)                                The Corporation irrevocably (i) agrees that any legal suit, action or proceeding against the Corporation brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  To the extent that the Corporation has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.  The provisions of this section 16.2 shall survive any termination of this Agreement, in whole or in part.

Article 17
Miscellaneous

17.1                           Unless otherwise indicated all references herein to currency shall be to the lawful money of Canada.

17.2                           The representations, warranties and covenants contained in this Agreement shall survive the purchase by the Underwriters of the Purchased Securities and shall continue in full force and effect unaffected by any subsequent disposition by the Underwriters of the Purchased Securities.

17.3                           Time shall be of the essence of this Agreement.

17.4                           This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original but which together shall constitute one and the same agreement.  A signed counterpart of this Agreement provided by way of facsimile transmission shall be as binding upon the parties as an originally signed counterpart.

17.5                           If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

17.6                           The Corporation acknowledges and agrees that (i) the purchase and sale of the Purchased Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Corporation, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Corporation with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Corporation on other matters) or any other obligation to the Corporation except the obligations expressly set forth in this Agreement and (iv) the Corporation has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Corporation agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Corporation, in connection with such transaction or the process leading thereto.

17.7                           This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in the Province of Alberta.  Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Alberta.

17.8                           The terms and conditions of this Agreement supersede any previous verbal or written agreement between the Underwriters (or any of them) and the Corporation with respect to the subject matter hereof.

17.9                           Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purposes of giving effect to this Agreement and shall use reasonable commercial efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

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If the foregoing is acceptable to you, please signify such acceptance by executing and returning the enclosed copy of this letter to the Co-Lead Underwriters.  Such acceptance will constitute an agreement for the purchase by the Underwriters and sale by the Corporation of the Purchased Securities on the terms set out herein.  Delivery of a counterpart hereof by means of facsimile or electronic mail shall be as effective as delivery of an originally signed counterpart.

BMO NESBITT BURNS INC.	RBC DOMINION SECURITIES INC.

Per: (signed) “Aaron M. Engen”	Per: (signed) “Derek Neldner”

TD SECURITIES INC.	SCOTIA CAPITAL INC.

Per: (signed) “Alec W.G. Clark”	Per: (signed) “Mike Jackson”

CIBC WORLD MARKETS INC.	NATIONAL BANK FINANCIAL INC.

Per: (signed) “Brett M. Gellner”	Per: (signed) “Iain Watson”

HSBC SECURITIES (CANADA) INC.	UBS SECURITIES CANADA INC.

Per: (signed) “Laura McElwain”	Per: (signed) “David J. Harrison”

CANACCORD CAPITAL CORPORATION	FIRSTENERGY CAPITAL CORP.

Per: (signed) “Karl B. Staddon”	Per: (signed) “Hugh R. Sanderson”

Accepted and agreed to on May 5, 2008.

TRANSCANADA CORPORATION

Per: (signed) “Harold N. Kvisle”

Per: (signed) “Gregory A. Lohnes”

ANNEX A

Opinion of Mayer Brown LLP

(i)                                     TransCanada PipeLine USA Ltd. is a corporation in good standing under the laws of the State of Nevada.

(ii)                                  Assuming the compliance of the Base Prospectus and the Prospectus Supplement, including the documents incorporated by reference therein, with the requirements of the securities laws and regulations of the Province of Alberta and other requirements of Canadian law, the Registration Statement and the U.S. Final Prospectus (other than the financial statements, including schedules, and other financial and statistical information contained therein or omitted therefrom, as to which such counsel need express no opinion) appear on their face to be appropriately responsive as to form in all material respects with the applicable requirements of the U.S. Securities Act and the rules and regulations thereunder; the Form F-X, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the U.S. Securities Act.

(iii)                               No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which such counsel expresses no opinion) is required on the part of the Corporation under any Applicable Law for the issuance or sale of the Purchased Securities or the performance by the Corporation of its obligations under this Agreement.  For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America.  For purposes of this opinion, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by this Agreement.

(iv)                              The Purchased Securities, when issued and delivered, will conform in all material respects to the description contained in each of the U.S. Final Prospectus and the Disclosure Package, under the caption “Description of the Securities Being Distributed “ and “Details of the Offering”.

(v)                                 The Corporation is not and, after giving effect to the offering and the sale of the Purchased Securities and the application of their proceeds as described in each of the U.S. Final Prospectus and the Disclosure Package under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

(vi)                              The statements in each of the U.S. Final Prospectus and the Disclosure Package under the caption “Certain Income Tax Considerations — Certain United States Federal Income Tax Considerations,” to the extent that they constitute summaries of United States federal statutes, rules and regulations, or portions thereof, are accurate in all material respects.

(vii)                           Neither the execution and delivery of this Agreement, nor the issue and sale of the Purchased Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Corporation or its subsidiaries pursuant to (i) the terms of such material agreements as are set out in Schedule A hereto or (ii) any United States federal or New York State statute, law, rule, or regulation known to such counsel to be applicable to the offering of the Purchased Securities, excluding the Corporation’s and any subsidiary’s specially regulated activities (as to which such counsel need express no opinion) or, to the knowledge of such counsel, any judgment, order or decree applicable to the Corporation or its subsidiaries of any United States federal or New York State court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Corporation or its subsidiaries or any of its or their properties in the United States, except, in the case of (i) or (ii), such conflicts, breaches, violations, liens, charges and encumbrances that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Corporation and its subsidiaries, taken as a whole.

Such counsel will state that they have been advised by the SEC that the Registration Statement has become effective under the U.S. Securities Act.  Such counsel will further state that, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.

Such counsel will state that they have participated in the preparation of the Registration Statement, the Disclosure Package and the U.S. Final Prospectus and in conferences with officers and other representatives of the Corporation, representatives of the independent chartered accountants for the Corporation, the Underwriters and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package, the U.S. Final Prospectus and related matters were discussed.  Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel may state that they have not verified, and are not passing upon and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in any of them (other than as explicitly stated in paragraph (vi) above), and have made no independent check or verification thereof.  Subject to the foregoing and in the course of such participation (and relying as to materiality as to factual matters to the extent such counsel deems reasonable on officers, employees and other representatives of the Corporation), no facts have come to our attention to lead us to believe that (a) the Registration Statement, at its effective date and on the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the U.S. Final Prospectus, as of the date the U.S. Final Prospectus was issued and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Disclosure Package as of the Initial Sale Time and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In each case, counsel need not express any belief as to (i) financial statements, financial statement schedules and other financial and statistical information or data included or incorporated by reference in or omitted from the Registration Statement, the Disclosure Package and the U.S. Final Prospectus, or (ii) discussions of the regulation of the Corporation’s business under the federal and provincial laws of Canada in documents filed with the Securities Commissions or filed with the SEC and incorporated by reference in the Registration Statement, the Disclosure Package and the U.S. Final Prospectus.  In connection with the foregoing, such counsel may state that it is the understanding of the addressees of such opinion that such counsel does not act as United States regulatory counsel of the Corporation and does not hold itself out as experts on the regulation of the generation, transportation, distribution or delivery of natural gas, oil, electricity or other specially regulated commodities or services, including pipelines, transmission lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services.

In rendering such opinion, such counsel may (A) exclude from such opinions the effect or applicability of any United States or Canadian federal, state and local laws, rules or regulations relating to the regulation of the generation, transportation, distribution or delivery of natural gas, oil, electricity or other specially regulated commodities or services, including pipelines, transmission lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services, (B) rely as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Corporation and public officials.

SCHEDULE A

TO ANNEX A

1.                                      Amended and Restated Debt Indenture, dated as of November 30, 2000, between TransCanada PipeLines Limited and The Bank of New York, as trustee, as amended or supplemented.

2.                                      Amended and Restated Subordinated Debt Indenture, dated as of November 30, 2000, between TransCanada PipeLines Limited and The Bank of Nova Scotia Trust Company of New York, as trustee, as amended or supplemented.

ANNEX B

Opinion of In-house counsel to the Corporation

(i)                                     no consent, approval or authorization or order or registration, qualification, recording or filing with the United States Federal Energy Regulatory Commission, the National Energy Board (Canada), or any other federal, state, provincial or local governmental body or agency in the United States or Canada responsible for the regulation of the generation, transportation or delivery of natural gas, oil, electricity or other specially regulated commodities or services, including pipelines, transmission lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services (excluding any federal, state, provincial or local governmental body or agency in the United States or Canada having jurisdiction over offers and sales of the Purchased Securities under the securities laws of the United States or the applicable provinces and territories of Canada or the securities or Blue Sky laws of the various states, as to which such counsel need not express any opinion) is required for the performance by the Corporation of its obligations under this Agreement;

(ii)                                  the statements in any relevant document filed with the Securities Commissions or filed with the SEC and specifically incorporated by reference into the U.S. Final Prospectus, the Disclosure Package, the Base Prospectus or the Prospectus Supplement and, in each case, insofar as such statements constitute summaries of legal matters, documents, proceedings, applications or approvals relating to the regulation in the United States or Canada of the generation, transportation, distribution or delivery of natural gas, oil, electricity or other specially regulated commodities or services, including pipelines, transmission lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services, referred to therein, fairly summarize in all material respects the matters referred to therein, as of the date of the above-listed documents; and

(iii)                               on the basis of the information gained in the performance of such counsel’s duties to the Corporation and on review of the Registration Statement, the Disclosure Package, the U.S. Final Prospectus, the Base Prospectus or the Prospectus Supplement and the documents incorporated by reference therein, including information obtained from officers and other representatives of the Corporation, no facts have come to such counsel’s attention that cause such counsel to believe that the Registration Statement (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need not make any statement), at the time the Registration Statement became effective, on the date of this Agreement, and on the effective date of any post-effective amendment to the Registration Statement which became effective prior to the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that the U.S. Final Prospectus, the Disclosure Package or the Base Prospectus or the Prospectus Supplement (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need not make any statement), as of their respective issue dates and the date and time of delivery of such opinion, in the case of the U.S. Final Prospectus and the Base Prospectus or the Prospectus Supplement, and in the case of the Disclosure Package, as of the Initial Sale Time and as of the date and time of delivery of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such counsel shall confirm that its requisite state and/or provincial legal qualifications are in good standing in the United States and/or Canada, as applicable.  Such counsel may state that for the purposes of the foregoing opinions, it has reviewed the Agreement, the U.S. Final Prospectus, the Base Prospectus, the Prospectus Supplement, the Disclosure Package, the Registration Statement and such other documents of the Corporation as such counsel deemed necessary or relevant.  Such counsel may state that, in reviewing these documents, such counsel has assumed the genuineness of all signatures and the authenticity of all documents submitted to it as originals and the conformity to authentic or original documents of all documents submitted to such counsel as reproduction or conformed copies.  In addition, such counsel may state that given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness, fairness or genuineness of the statements contained in the Registration Statement, the U.S. Final Prospectus, the Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein.

ANNEX C

Opinion of Stikeman Elliott LLP

(a)                                 the Corporation is a corporation incorporated and existing under the laws of Canada and has the corporate power to conduct its business as described in the Base Prospectus and the Prospectus Supplement;

(b)                                each of TransCanada PipeLines Limited, NOVA Gas Transmission Ltd., 701671 Alberta Ltd. and TransCanada Energy Ltd. (individually a “Canadian Subsidiary” and collectively the “Canadian Subsidiaries”) is a corporation incorporated and existing under the jurisdiction of its incorporation and has the corporate power to conduct its business as described in the Base Prospectus and the Prospectus Supplement;

(c)                                 the Corporation has the corporate power to enter into and deliver the Underwriting Agreement and to perform its obligations thereunder and to carry out the transactions contemplated thereby and the Underwriting Agreement has been authorized, executed and, to the extent delivery is a matter governed by the laws of the Province of Alberta or the federal laws of Canada applicable therein (the “Applicable Law”), delivered by the Corporation, and such agreement is a legal, valid and binding agreement of the Corporation and is enforceable against the Corporation in accordance with its terms under Applicable Law;

(d)                                the attributes and characteristics of the Purchased Securities conform in all material respects with the descriptions thereof in the Base Prospectus and the Prospectus Supplement and the form of definitive certificates representing the Purchased Securities have been approved and adopted by the Corporation and comply with all requirements of Applicable Law relating thereto;

(e)                                 the Corporation has the corporate authority to issue an unlimited number of Common Shares;

(f)                                   the [•] Common Shares delivered under the Underwriting Agreement have been validly issued as fully paid and non-assessable common shares in the capital of the Corporation;

(g)                                the execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under the Underwriting Agreement will not contravene any provisions of (i) the articles of incorporation or by-laws of the Corporation, (ii) Applicable Law applicable to the offering of the Purchased Securities, excluding the Corporation’s and any subsidiary’s specially regulated activities (as to which such counsel need express no opinion), (iii) any indenture, mortgage, deed of trust, loan, credit agreement, note or any other agreement listed in Schedule A hereto on the part of the Corporation or the Canadian Subsidiaries, or, (iv) to the knowledge of such counsel, any judgment, order or decree of any governmental body, agency or court in Canada having jurisdiction over the Corporation or the Canadian Subsidiaries except in the case of (ii), (iii) or (iv), such conflicts, breaches, violations, liens, charges and encumbrances that, individually, or in the aggregate, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Corporation and its subsidiaries, taken as a whole;

(h)                                no consent, approval or authorization or order of or registration, qualification, recording or filing with any governmental body or agency is required for the execution, delivery and performance by the Corporation of the Underwriting Agreement or the consummation by the Corporation of the transactions contemplated therein, except such as may have been made or obtained;

(i)                                    the Common Shares are listed and posted for trading on the Toronto Stock Exchange and the Toronto Stock Exchange has conditionally approved the listing and posting for trading of the Purchased Securities at the opening of trading on the Closing Date, subject to the Corporation fulfilling all of the requirements of such exchange;

(j)                                    all laws of the Province of Québec relating to the use of the French language in connection with the offering, issuance and sale of the Purchased Securities in such province have been complied with;

(k)                                 a receipt has been obtained in respect of the Base Prospectus from each Securities Commission, the Prospectus Supplement has been filed with the Securities Commissions in the manner and within the time period required by the Shelf Procedures, and no order having the effect of ceasing or suspending the distribution of the Purchased Securities, to the knowledge of counsel, has been issued by any Securities Commission and no proceedings for that purpose, to the knowledge of counsel, have been instituted or are pending;

(l)                                   the Base Prospectus, at the time a final receipt was issued therefor, and the Prospectus Supplement, as of the date of its filing with the Securities Commissions (other than the financial statements, financial schedules and other financial or statistical data included in the foregoing documents, as to which such counsel need express no opinion) complied or comply as to form in all material respects with the requirements of the Shelf Procedures;

(m)                             all documents have been filed, all proceedings have been taken and all other legal requirements have been fulfilled as required under the Securities Laws to qualify the distribution of the Purchased Securities to the public in each of the Provinces and Territories through registrants duly registered under the Securities Laws who have complied with the relevant provisions of such laws;

(n)                                the statements in the Base Prospectus and the Prospectus Supplement under the captions “Certain Income Tax Considerations”, with respect to Canadian federal income tax and “Details of the Offering” fairly summarize the matters referred to therein, subject to specific limitations and qualifications stated or referred to therein and applicable thereto;

(o)                                 as of the Closing Date, the Purchased Securities are eligible for investment as set forth under the heading “Eligibility for Investment” in the Prospectus Supplement;

(p)                                 no withholding tax imposed under the federal laws of Canada or the laws of the Province of Alberta will be payable in respect of any commission or fee to be paid by the Corporation pursuant to this Agreement to an Underwriter that is not resident in Canada for purposes of the Income Tax Act (Canada), provided that such Underwriter deals at arm’s length with the Corporation (as such term is understood for purposes of the Income Tax Act (Canada)), any such commission or fee is payable in respect of services rendered by such Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee and any such amount is reasonable in the circumstances;

(q)                                 the submission by the Corporation to the non-exclusive jurisdiction of the courts of the State of New York or the courts of the United States of America sitting in The City of New York, contained in the Underwriting Agreement, would be recognized and given effect by the courts of the Province of Alberta as a valid submission to the jurisdiction of such courts, provided that the applicable provisions, if any, of the Underwriting Agreement, respecting service of process on the Corporation are complied with; and

(r)                                    the courts in the Province of Alberta would recognize the appointment by the Corporation of TransCanada Power Marketing Ltd. as its agent for service of process in the United States of America under the Underwriting Agreement.

Such counsel will state that they have participated, together with the Corporation’s United States counsel and the Underwriters’ Canadian and United States counsel, in the preparation of the Base Prospectus and the Prospectus Supplement and in conferences with officers and other representatives of the Corporation, representatives of the independent chartered accountants for the Corporation, and representatives of the Underwriters at which the Base Prospectus, the Prospectus Supplement and related matters were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the qualification process, such counsel may state that they have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in or omitted from the Base Prospectus and the Prospectus Supplement (other than as explicitly stated in paragraph (n) above) and have made no independent verification thereof.

Subject to the foregoing and in the course of such participation (and relying as to materiality as to factual matters to the extent such counsel deems reasonable on officers, employees and other representatives of the Corporation), no facts have come to such counsel’s attention to lead such counsel to believe that (a) the Base Prospectus, insofar as it relates to the offering of the Purchased Securities, at the time a final receipt was issued therefor and on the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (b) the Base Prospectus, insofar as it relates to the offering of the Purchased Securities, and the Prospectus Supplement as of the date of filing of the Prospectus Supplement with the Securities Commissions, as of the Initial Sale Time and as of the Closing Date, contained or contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In each case, counsel need not express any belief as to (i) financial statements, financial statement schedules and other financial and statistical information or data included or incorporated by reference in or omitted from the Base Prospectus and the Prospectus Supplement or (ii) discussions of the regulation of the Corporation’s business under the federal and provincial laws of Canada or the United States in documents filed with the Securities Commissions or filed with the SEC and incorporated by reference in the Base Prospectus and the Prospectus Supplement.

In giving the opinions described above, such counsel may (A) exclude from such opinions the effect or applicability of any United States or Canadian federal, provincial, territorial, state and local laws, rules or regulations relating to the regulation of the generation, transportation, distribution or delivery of natural gas, oil, electricity or other specially regulated commodities or services, including pipelines, transmission lines, storage facilities and related facilities and equipment, or the import or export of such commodities or services, (B) state that the opinions above are limited to the laws of the Province of Alberta and the federal laws of Canada therein, except to the extent such opinions are made in reliance on the opinion of local counsel in other jurisdictions, (C) rely solely upon the opinion of Mayer Brown LLP to be delivered pursuant to section 9.1(e) of the Underwriting Agreement with respect to all matters relating to the laws of the United States and the State of New York and (D) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Corporation and public officials. In addition, in connection with the belief expressed above, such counsel may assume that the terms “material fact” and “misleading” have the same interpretation under United States law as the same have under the securities laws of the Provinces and Territories.

SCHEDULE A

TO ANNEX C

A.	Trust Indentures Governing NOVA Gas Transmission Ltd. Public Debt and Credit Facilities Over Cdn.$100 million

1.	1970 Trust Indenture with The Royal Trust Company, as amended or supplemented.

2.	1988 Trust Indenture with The Royal Trust Company, as amended or supplemented.

3.	1993 Trust Indenture with R-M Trust Company (now CIBC Mellon Trust Company), as amended or supplemented.

B.	Trust Indentures Governing TransCanada PipeLines Limited Public Debt and Credit Facilities over Cdn.$100 million

1.	Trust Indenture made as of the 15th day of June, 1970 between TransCanada PipeLines Limited and Crown Trust Company, as amended or supplemented.

2.	Trust Indenture made as of the 3rd of May, 1993 between TransCanada PipeLines Limited and the R-M Trust Company, as amended or supplemented.

3.	Second Amended and Restated Credit Agreement between TransCanada PipeLines Limited and the financial institutions signatory thereto dated December 12, 2007.

4.	Trust Indenture, dated as of December 15, 2004, between TransCanada PipeLines Limited and CIBC Mellon Trust Company, as trustee, as amended or supplemented.

ANNEX D

Filed Pursuant to Rule 433

Registration No. 333-140150

May 5, 2008

TransCanada Corporation

Pricing Term Sheet

TransCanada Corporation

Treasury Offering of Common Shares

Terms and Conditions

Issuer:	TransCanada Corporation (“TransCanada” or the “Corporation”)

Offering:	Treasury offering of 30,200,000 common shares (the “Common Shares”).

Offering Price:	C$36.50 per Common Share

Offering Amount:	C$1,102,300,000.00

Over-allotment Option:

The Corporation has granted the Underwriters an option, exercisable at the Offering Price for a period of up to 30 days following the closing of the Offering, to purchase up to an additional 4,530,000 Common Shares / C$165,345,000 to cover over-allotments, if any.

Use of Proceeds:

The net proceeds of the Offering will be used to partially fund acquisitions and capital projects of the Corporation including, amongst others, the acquisition of the Ravenswood Generating Facility and the construction of the Keystone Oil Pipeline, and for general corporate purposes.

Dividends:	The first dividend to which purchasers under this Offering will be entitled will be payable on July 31, 2008, to shareholders of record on June 30, 2008, in the amount of C$0.36 per common share.

Form of Offering:

Bought offering by way of a shelf prospectus in all provinces and territories of Canada, in the United States pursuant to the Multi-Jurisdictional Disclosure System and internationally as expressly permitted by the Corporation.

Listing:

Application will be made to list the Common Shares on The Toronto Stock Exchange (the “TSX”) and on the New York Stock Exchange (the “NYSE”). The existing common shares of TransCanada are listed on the

TSX and the NYSE under the symbol “TRP”.

Eligibility:	Eligible for RRSPs, RRIFs, RESPs and DPSPs.

Joint Bookrunners:	BMO Capital Markets, RBC Capital Markets, TD Securities Inc.

Selling Concession:	$0.64 per Common Share.

Closing:	May 13, 2008

The issuer has filed a registration statement (including a prospectus) with the United States Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or you may request it by calling BMO Capital Markets’ Prospectus Distribution Department at 416-363-6996 x224.